EXHIBIT 10(h)

AMENDMENT AND CLARIFICATION OF THE TAX ALLOCATION AGREEMENT

DATED JANUARY 1, 1988 BY AND AMONG PROTECTIVE LIFE CORPORATION

AND ITS SUBSIDIARIES

The Tax Allocation Agreement dated January 1, 1988 by and among Protective Life Corporation (“Parent”) and each of the subsidiaries listed below (referred to herein individually as a "Subsidiary" and the group of subsidiaries is collectively referred to herein as the "Subsidiaries") is hereby amended and restated in its entirety for the purpose of clarification to read as follows:

RECITALS

A.

Parent entered into a Tax Allocation Agreement with certain of its Subsidiaries on January 1, 1988 (the “Original Tax Allocation Agreement”). Section 7 of the Original Tax Allocation Agreement provides that if during a consolidated return period the Parent or any Subsidiary acquires or organizes another corporation that is required to be included in the consolidated return, then such corporation shall join in and be bound by the Original Tax Allocation Agreement.

B.	The parties desire to amend and restate the Original Tax Allocation Agreement for the purpose of clarification.

C.

Parent is the ultimate parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) and each of the Subsidiaries are included as corporations in such affiliated group (the "Group").

D.

The Subsidiaries are included in the Group's consolidated federal income tax returns for the taxable year ended December 31, 1988, and for all future taxable years for which they are eligible to be so included (the "Consolidated Period").

E.	Parent and each Subsidiary wish to allocate the consolidated federal income tax liability of the Group among the members of the Group as provided herein.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree that the recitals set forth above are adopted and made part of this Agreement and further agree as follows:

AGREEMENT

1.	Consolidated Return Election and Preparation

Parent and the Subsidiaries will file consolidated federal income tax returns so long as they are eligible to file such returns. Parent and the Subsidiaries agree to file such consents, elections and other documents and take such other actions as may be necessary or appropriate to carry out the purposes of this Item 1. For any taxable year for which a consolidated federal income tax return is filed, Parent agrees to prepare or cause to be prepared and to file such returns and other appropriate documents as may be necessary on behalf of the Group.

For each taxable year for which the Group files a life/non-life consolidated return, the Group will be comprised of two sub-groups, a group comprised of companies that are not life insurance companies (the “Non-life Sub-group”), and a group comprised of life insurance companies (the “Life Sub-group”) (collectively referred to as the “Sub-groups”). Parent shall be considered the parent of the Non-life Sub-group, and Protective Life Insurance Company shall be considered the parent of the Life Sub-group (each referred to as a “Sub-group Parent”).

2.	Subsidiary Tax Payments

(a)

Each of the Subsidiaries shall compute a separate return tax liability for each taxable year and pay an amount equal to such separate return tax liability to Parent. Each Subsidiary's separate return tax liability for any taxable year shall be equal to the tax liability (including any alternative minimum tax) such Subsidiary would have incurred had it not been included in a consolidated federal income tax return with Parent, as the common parent, and had it filed a federal income tax return on a separate basis for each such year that it was a member of the Group. The separate return tax liability of each of the Subsidiaries shall be determined in a manner consistent with the methods of accounting and with any elections made in computing the consolidated income tax liability of the Group.

(b)

If a Subsidiary incurs a tax loss, or generates a tax credit that cannot be utilized to offset the current year separate return tax liability, the Subsidiary shall only be entitled to a current benefit for such loss or credit to the extent such separate company loss or credit can be carried back and used in determining the prior year’s separate company tax of the Subsidiary. Any amount not carried back shall carryforward on a separate company basis. Any such carryforward shall not expire unless such amount is not utilized in the consolidated return.

(c)

The payments required under this Item 2 shall be made on a Sub-group basis, with payments due to and from each Subsidiary to its respective Sub-group Parent in lieu of Parent. Further, the Life Sub-group shall be treated as a separate Subsidiary for purposes of determining payments due to or from the Life Sub-group and the Parent, with such payments due to or from Protective Life Insurance Company as the Sub-group Parent of the Life Sub-group. However, Protective Life Insurance Company shall be entitled to any tax refund attributable to a carryback of a tax loss of the Life Sub-group. This Item 2(c) shall not affect any amount to which a Subsidiary is entitled under Item 2(b).

3.	Timing and Method of Payment

Payments under Item 2 by each Subsidiary to Parent may, at Parent’s discretion, be made on a quarterly basis (within 30 days of the date on which installments of estimated tax would have been due had each Subsidiary filed its federal income tax return on a separate basis) based on estimates of each Subsidiary's separate return tax liability for the period. If a Subsidiary’s separate return liability as finally determined for the taxable year exceeds the payments made for such year, the remainder of the separate return liability shall be paid to Parent within 60 days after the statutory due date for the consolidated federal return. However, if the sum of all payments for any year exceeds a Subsidiary's separate return tax liability as finally determined for the year, Parent shall pay the excess to such Subsidiary within 60 days after the statutory due date for the consolidated federal income tax return.

4.	Subsequent Adjustment

If any item of income, gain, loss, deduction or credit of any Subsidiary is changed or adjusted for any taxable year, then the amount of the payment made under this Agreement shall be adjusted, in accordance with the principles of this Agreement, to conform with the final determined item of income, gain, loss, deduction or credit. Any interest and penalties paid or received with respect to such adjustments shall be paid or received by Parent, and not allocated to the Subsidiaries. All payments under this Item 4 shall be made within 30 days after the latter of (i) final resolution of any matters with either the Internal Revenue Service or in court or (ii) receipt of refunds/payment of taxes due. However, in the event that advance payments of tax deficiencies due or contested are deemed appropriate by Parent, payments under this Item 4 attributable to such advance payments shall be made within 30 days of when such advance payments are paid to the government.

5.	Termination

This Agreement shall terminate between Parent and any Subsidiary if:

(a)	Parent and such Subsidiary agree in writing to such termination; or

(b)	The Subsidiary's membership in the Group ceases or is terminated.

In the event that a Subsidiary ceases to be included within the Group (a "Deconsolidation"), the rights and obligations of such Subsidiary under this Agreement shall survive for any period for which such Subsidiary was a member of the Group. The termination of this Agreement as to any Subsidiary in accordance with the provisions of this Item 5 hereof shall not affect this Agreement in regard to Parent and any other Subsidiary.

6.	Assignability

This Agreement shall not be assignable by Parent or any Subsidiary without the written consent of the other parties and any such assignment shall be void and without effect.

7.	Effective Date

This Agreement shall be effective for each of the undersigned Subsidiaries as applicable, for all taxable years ending on or after December 31, 1988.

8.	New Members

This Agreement shall apply to any corporation which becomes a member of the Group effective as on the date such corporation became a member of the Group upon (a) the receipt of any required regulatory approval or non-approval and (b) the execution and delivery of a joinder agreement under which such corporation agrees to be bound by this Agreement.

9.	Miscellaneous Provisions

(a)	This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Alabama.

(b)	This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

(c)	This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)	The parties hereto hereby agree that the terms of this agreement are fair and reasonable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PROTECTIVE LIFE CORPORATION

By:

Richard J. Bielen
Title:	Senior Vice President, Chief
Investment Officer and Treasurer

SUBSIDIARIES

PROTECTIVE LIFE INSURANCE COMPANY By: Steven G. Walker Title: Senior Vice President, Chief Accounting Officer, and Controller	EMPIRE GENERAL LIFE ASSURANCE CORPORATION By: Steven G. Walker Title: Senior Vice President, Chief Accounting Officer and Controller
WEST COAST LIFE INSURANCE COMPANY By: Steven G. Walker Title: Vice President	LYNDON PROPERTY INSURANCE COMPANY By: Steven G. Walker Title: Vice President
PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY By: Steven G. Walker Title: Senior Vice President, Chief Accounting Officer, and Controller	LYNDON SOUTHERN INSURANCE COMPANY By: Gregg O. Cariolano Title: Senior Vice President, Chief Financial Officer and Controller
CITIZEN’S ACCIDENT & HEALTH INSURANCE COMPANY By: Steven G. Walker Title: Vice President	PROTECTIVE LIFE INSURANCE COMPANY OF KENTUCKY By: Steven G. Walker Title: Senior Vice President, Chief Accounting Officer and Controller
FIRST PROTECTION CORPORATION OF FLORIDA By: Steven G. Walker Title: Vice President	THE ADVANTAGE WARRANTY CORPORATION By: Steven G. Walker Title: Vice President
GULFCO LIFE INSURANCE COMPANY By: Steven G. Walker Title: Vice President	FIRST PROTECTION COMPANY By: Steven G. Walker Title: Vice President
ACCELERATION NATIONAL SERVICE CORPORATION By: Steven G. Walker Title: Vice President	FIRST PROTECTION CORPORATION By: Steven G. Walker Title: Vice President
DEALER SERVICES REINSURANCE, LTD. By: Steven G. Walker Title: Vice President	FIRST PROTECTIVE INSURANCE GROUP, INC. By: Steven G. Walker Title: Vice President and Treasurer
DELAWARE NEWCO, INC. By: Steven G. Walker Title: Vice President and Treasurer	FIRST VARIABLE CAPITAL SERVICES, INC. By: Steven G. Walker Title: Vice President

FINANCIAL PROTECTION MARKETING By: Steven G. Walker Title: Vice President	GULFCO INSURANCE SERVICES, INC. By: Steven G. Walker Title: Vice President
HOTEL DEVELOPMENT COMPANY, INC. By: Charles M. Prior Title: President	NATIONAL HEALTH CARE SYSTEMS OF FLORIDA, INC. By: Steven G. Walker Title: Treasurer
INVESTMENT DISTRIBUTORS, INC. By: Carolyn King Title: President	ORACARE CONSULTANTS, INC. By: Steven G. Walker Title: Treasurer
LYNDON FINANCIAL CORPORATION By: Steven G. Walker Title: Vice President	ORACARE DENTAL ASSOCIATES, INC. By: Steven G. Walker Title: Treasurer
LYNDON GENERAL AGENCY OF TEXAS, INC. By: Gregg O. Cariolano Title: Vice President	PES INSURANCE AGENCY OF MASSACHUSETTS By: Michael Mungenast Title: President
LYNDON INSURANCE GROUP, INC. By: Steven G. Walker Title: Vice President	PRODUCT RESOURCE GROUP, INC. By: Steven G. Walker Title: Vice President, Controller and Treasurer
MATRIX DIRECT, INC. By: Steven G. Walker Title: Vice President	PROTECTIVE FINANCE CORPORATION By: Charles M. Prior Title: President and Treasurer
PROEQUITIES, INC. By: Milton Frits Title: Financial Operations Principal and Treasurer	PROTECTIVE FINANCE CORPORATION II By: Charles M. Prior Title: President and Treasurer
PROTECTIVE ADMINISTRATIVE SERVICES, INC. By: Steven G. Walker Title: Vice President	PROTECTIVE INVESTMENT ADVISORS, INC. By: Steven G. Walker Title: Vice President
PROTECTIVE ASSET MANAGEMENT GROUP, INC. By: Milton Frits Title: Treasurer	PROTECTIVE MARKETING ENTERPRISES, INC. By: Steven G. Walker Title: Vice President and Treasurer

PROTECTIVE BENEFITS COMMUNICATIONS OF OHIO, INC. By: John Deremo Title: Vice President	PROTECTIVE PRODUCERS ASSOCIATION, INC. By: Steven G. Walker Title: Vice President and Chief Accounting Officer
PROTECTIVE EQUITY SERVICES OF MARYLAND, INC. By: Michael Mungenast Title: President and Chief Executive Officer	PROTECTIVE REAL ESTATE HOLDINGS, INC. By: Carl S. Thigpen Title: President
PROTECTIVE SERVICES, INC. By: Steven G. Walker Title: Vice President and Treasurer	REAL ESTATE ASSET PURCHASE CORPORATION By: Carl S. Thigpen Title: President
WESTERN DIVERSIFIED CAPITAL FUNDING CORPORATION By: Steven G. Walker Title: Vice President	WESTERN DIVERSIFIED SERVICES, INC. By: Steven G. Walker Title: Vice President